SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 28, 2011
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 28, 2011, Corrosion Control Corporation, Garlock (Great Britain) Limited, Garlock GmbH, EnPro Luxembourg Holding Company and Coltec Industries Pacific PTE LTD, each a direct or indirect wholly-owned subsidiary of EnPro Industries, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Pipeline Seal and Insulator, Inc., a Nevada corporation (“PSI”), Texas Plasticote, Inc., a Nevada corporation (“TPI”), GPP Global Pipeline Products Ltd, an Irish company, CPI Commercial Plastic Industries Ltd, an Irish company, and David Nordeen and Arnold Stevens, to effect the purchase of substantially all of the assets of PSI and TPI and 100% of the equity interests of Pipeline Seal & Insulator Co. Limited, a U.K. company (“Pipeline Seal UK”), Franken Plastik GmbH, a German company (“Franken Plastik”), and PSI Products GmbH, a German company (“PSI Products”). PSI, TPI, Pipeline Seal U.K., Franken Plastik and PSI Products collectively comprise a business which is principally engaged in the design, manufacture, packaging, sale and distribution of flange sealing and flange isolation products, pipeline casing spacers and insulators, casing end seals, modular sealing systems for sealing pipeline penetrations into walls, floors, ceilings and bulkheads, hole-forming products, manhole infiltration sealing systems and safety-related signage for pipelines, for use primarily in the global oil and gas industry and the water and wastewater infrastructure markets (the “PSI Business”). The Purchase Agreement provides for the sale of the PSI Business for an aggregate purchase price of $100 million in cash, subject to a closing date working capital adjustment, and the assumption of specified operating liabilities of the PSI Business.
     Consummation of the purchase of the PSI Business pursuant to the Purchase Agreement is subject to customary closing conditions, including the receipt of specified consents under certain third-party commercial contracts of the PSI Business and the absence of an event occurring after September 14, 2010 having a material adverse effect, as defined in the Purchase Agreement, on the PSI Business. The Company has received all clearances under applicable antitrust pre-acquisition notification regulations necessary to consummate the transaction.

Item 8.01	Other Events.
     On January 31, 2011, the Company issued a press release announcing its entry into an agreement to acquire the PSI Business. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Exhibits.
     Exhibit 99.1 — Press release of EnPro Industries, Inc. dated January 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: January 31, 2011

ENPRO INDUSTRIES, INC.
By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release of EnPro Industries, Inc. dated January 31, 2011

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